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                                                                    Exhibit 23.3

              Consent of Grant Thornton LLP (Vestin Fund II, LLC)

We have issued our report dated December 08, 2000, accompanying the financial statements of Vestin Fund II, Inc., contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Reno, Nevada
December 20, 2000